Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of Genio Group, Inc. (the "Company") on Form 10-QSB/A for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on June 10, 2005 (the "Report"), I, Matthew J. Cohen, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                    /s/ Matthew J. Cohen
                                    -----------------------------------
                                    Matthew J. Cohen
                                    Chief Executive Officer
                                    (Principal Executive and Financial Officer)
                                    June 10, 2005


A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.







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